FOR IMMEDIATE RELEASE



FROM:         Health Fitness Corporation
              3600 American Blvd West, Suite 560
              Minneapolis, MN 55431
              952-831-6830

CONTACT: Wes Winnekins, CFO, 952-897-5275 -- wwinnekins@hfit.com -or-Dennis B. McGrath, McGrath Buckley Communications Counseling 651-646-4115; dennis@mcgrath-buckley.com

HEALTH FITNESS ANNOUNCES ITS THIRD QUARTER 2005 RESULTS AND AN EQUITY FINANCING TRANSACTION

         MINNEAPOLIS, November 16, 2005 --- Health Fitness Corporation (OTC BB:
HFIT) today announced its financial results for the third quarter and nine months ended September 30, 2005 and the closing of a $10.2 million equity financing transaction.

         For the third quarter 2005, revenue grew 2.4% to $13,464,278, from $13,154,340 for the same period last year. Gross profit during the quarter increased 4.5% to $3,498,814, from $3,347,083 for the same quarter last year. Net earnings applicable to common shareholders increased 8.9% to $506,488, from $465,164 for the same quarter last year. Net earnings per diluted share were $0.03, which is unchanged from $0.03 for the same quarter last year.

         For the nine months ended September 30, 2005, revenue grew 4.3% to $40,607,994, from $38,950,429 for the same period last year. Gross profit increased 5.2% to $10,391,232, from $9,876,378 for the same period last year. Net earnings applicable to common shareholders increased 28.3% to $1,632,605, from $1,272,625 for the same period last year. Net earnings per diluted share were $0.10, which is a 25% increase from $0.08 for the same period last year.

         "For our third quarter, revenue growth compared to the same period in 2004 was 2.4%, which is lower than the 5.2% revenue growth rate that we realized for the first six months of this year and will likely give us a revenue growth rate between 4% and 4.5% for 2005," said Jerry Noyce, Health Fitness Corporation CEO and President. "This decreased rate of growth is primarily due to revenue lost from contract terminations exceeding revenue added from new contracts, which is a timing issue we often have to deal with in making quarter-over-quarter comparisons." Noyce added that "We generally evaluate revenue trends in our fitness and health management services business based upon 12-to-18 month periods, and we do not view quarterly revenue as necessarily indicative of the Company's outlook or results to be expected in future quarters. During the past two months we have discussed future annual revenue growth rate targets with investors and potential investors based on two different business scenarios that we may follow, and we communicated these targets to the broader investment community in our September 9 Regulation FD disclosure." Noyce said the Company does not plan to revise these future targets as to 2006 and beyond based on 3rd Quarter results and referred investors to the Company's September 9 Regulation FD disclosure for appropriate cautionary statements and risk factors relative to the assumptions underlying these future targets.

REVENUE DATA:                                Three Months Ended                          Nine Months Ended
                                                September 30,                              September 30,
                                   ----------------------------------------    ---------------------------------------
                                        2005           2004          %             2005           2004          %
                                                                  Change                                      Change
                                   --------------- ------------- ----------    -------------- -------------- ---------
Fitness Management Revenue
Staffing Services                      $9,504,194    $9,855,438   (3.6)%         $28,801,495    $29,336,224   (1.8)%
Program Services                          769,924       470,988    63.5%           2,350,584      1,411,836   66.5%
Consulting Services                        50,941        43,323    17.6%             163,658        114,588   42.8%
                                   --------------- ------------- ----------    -------------- -------------- ---------
                                       10,325,059    10,369,749   (0.4)%          31,315,737     30,862,648    1.5%
                                   --------------- ------------- ----------    -------------- -------------- ---------
Health Management Revenue
Staffing Services                       2,982,339     2,659,217    12.2%           8,829,253      7,860,008   12.3%
Program Services                          146,518       116,525    25.7%             438,211        209,443   109.2%
Consulting Services                        10,362         8,849    17.1%              24,793         18,330   35.3%
                                   --------------- ------------- ----------    -------------- -------------- ---------
                                        3,139,219     2,784,591    12.7%           9,292,257      8,087,781   14.9%
                                   --------------- ------------- ----------    -------------- -------------- ---------
Total Revenue
Staffing Services                      12,486,533    12,514,655   (0.2)%          37,630,748     37,196,232    1.2%
Program Services                          916,442       587,513    56.0%           2,788,795      1,621,279   72.0%
Consulting Services                        61,303        52,172    17.5%             188,451        132,918   41.8%
                                   --------------- ------------- ----------    -------------- -------------- ---------
                                      $13,464,278   $13,154,340    2.4%          $40,607,994    $38,950,429    4.3%
                                   --------------- ------------- ----------    -------------- -------------- ---------

FINANCIAL HIGHLIGHTS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2005

o The decrease in Fitness Management Staffing revenue for the third quarter and year-to-date is attributed to higher-than-normal revenue attrition from contracts that were acquired in December 2003. Since contract attrition can be unpredictable, the Company generally does not view short-term changes in contract revenue to be indicative of future results, or a trend in the business. New contracts the Company secures may take 90 to 180 days to generate full revenue. At the same time, many of the Company's contracts can be terminated with a 30 day notice. Because this timing difference can temporarily affect revenue results, the Company generally evaluates prospective revenue trends over a 12 to 18 month period.

o Fitness Management Program Services are fee-for-service revenues we earn at managed fitness centers for services such as personal training, massage therapy, weight loss programs and specialty fitness classes. The increase for the third quarter and year-to-date is attributed to higher utilization of these services by fitness center members.

o The growth of Health Management Staffing Services revenue for the third quarter and year-to-date is due primarily to new contracts to manage corporate wellness programs and growth of existing programs.

o Health Management Program Services include revenue derived from providing employee health risk assessments, biometric screening services, health data collection and management and electronic health education platform. The increase for the third quarter and year-to-date is attributed to higher utilization of these services by existing customers as well as new customers.

o Gross profit as a percent of revenue increased to 26.0% for the third quarter, from 25.4% for the same period last year. This increase is due primarily to a $225,000 refund of 2004 worker's compensation insurance premiums, which is due to favorable 2004 claims activity. Offsetting this increase were decreases in gross profit associated with contract terminations that had higher margins and higher employee medical costs. Year to date gross profit as a percent of revenue increased to 25.6%, from 25.4% for the same period last year. This increase is due primarily to the refund of 2004 worker's compensation insurance premiums. Offsetting this increase were decreases in gross profit associated with contract terminations that had higher margins and higher costs for employee medical benefits.

o Interest expense decreased $122,137 and $356,484 for the third quarter and nine months ended September 30, 2005. This decrease is primarily due to the repayment of our 12%, $2 million Senior Subordinated Note in December 2004.

o Long-Term Obligations decreased to $0 for the quarter ended September 30, 2005, from $22,774 for the quarter ended June 30, 2005.

         $10.2 MILLION EQUITY FINANCING

         The Company announced that it had completed a $10.2 million private placement of equity securities with institutional investors. The new equity financing resulted in the original issuance of 1,000 shares of Series B Convertible Preferred Stock, with a 5% per annum dividend, payable in cash, based upon the $10.2 million gross proceeds received by the Company. The Series B Convertible Preferred Stock will automatically convert into approximately 5.1 million shares of Common Stock effective on the date the Securities and Exchange Commission declares effective a registration statement to be filed by the Company with respect to the 5.1 million shares of Common Stock issued to the new investors. The registration statement is expected to become effective no later than March 15, 2006. The Company also issued the investors 5-year warrants to purchase approximately 1.5 million shares of Common Stock for $2.40 per share, subject to customary weighted-average anti-dilution adjustments. Noyce commented, "We are excited about the confidence shown by the new investors with respect to our industry, and our business and growth plans. We believe that the financing will help us achieve our stated initiatives and growth plans."

         The Company anticipates using approximately $5.1 million of the proceeds from the financing to redeem all of its outstanding shares of Series A Convertible Preferred Stock, currently convertible into approximately 2.2 million shares of Common Stock, together with warrants to purchase approximately 916,000 shares of Common Stock that were issued in connection with the Series A Stock. The remaining proceeds are expected to be used for working capital and to finance growth of the Company's business. Banner Capital Markets and Greene, Holcomb & Fischer LLC, acted as placement agents for the Company.

         ABOUT THE COMPANY

         Health Fitness Corporation is a leading provider of results-oriented health improvement management services to corporations, hospitals, universities and communities. Serving clients since 1975, the Company provides fitness and health improvement services at more than 400 sites across the U.S. and Canada. For more information about Health Fitness Corporation, go to www.hfit.com

         FORWARD-LOOKING STATEMENTS

         Certain statements in this release, including, without limitation, those relating to management's belief that the Company's 2005 revenue growth rate will likely be between 4% and 4.5%, are forward-looking statements. Any statements that are not based upon historical facts, including the outcome of events that have not yet occurred and our expectations for future performance, are forward-looking statements. The words "believe," "estimate," "expect," "intend," "may," "could," "will," "plan," "anticipate," and similar words and expressions are intended to identify forward-looking statements. Such statements are based upon the current beliefs and expectations of our management. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, our inability to meet the growing employee health management demands of major corporations and other factors disclosed from time to time in our filings with the U.S. Securities and Exchange Commission. You should take such factors into account when making investment decisions and are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligation to update any forward-looking statements.

         Financial tables follow ...

                                    - MORE -

                           HEALTH FITNESS CORPORATION
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (UNAUDITED)
--------------------------------------------------------------------------------

                                                              Three Months Ended                 Nine Months Ended
                                                                September 30,                      September 30,
                                                       --------------------------------- ----------------------------------
                                                            2005              2004             2005             2004
                                                       ---------------   ---------------  ---------------- ----------------
REVENUE                                                   $13,464,278       $13,154,340       $40,607,994     $38,950,429

COSTS OF REVENUE                                            9,965,464         9,807,257        30,216,762      29,074,051
                                                       ---------------   ---------------  ---------------- ----------------
GROSS PROFIT                                                3,498,814         3,347,083        10,391,232       9,876,378

OPERATING EXPENSES
    Salaries                                                1,449,297         1,408,482         4,243,782       4,180,760
    Other selling, general and administrative                 945,540           784,560         2,625,037       2,438,170
    Amortization of acquired intangible assets                220,095           219,583           659,432         658,750
                                                       ---------------   ---------------  ---------------- ----------------
           Total operating expenses                         2,614,932         2,412,625         7,528,251       7,277,680
                                                       ---------------   ---------------  ---------------- ----------------
OPERATING INCOME                                              883,882           934,458         2,862,981       2,598,698

OTHER INCOME (EXPENSE )
    Interest expense                                            4,035          (118,102)          (24,214)       (380,698)
    Other, net                                                 (2,404)              908            (4,394)          2,298
                                                       ---------------   ---------------  ---------------- ----------------
EARNINGS BEFORE INCOME TAXES                                  885,513           817,264         2,834,373       2,220,298

INCOME TAX EXPENSE                                            354,206           330,500         1,133,749         882,873
                                                       ---------------   ---------------  ---------------- ----------------

NET EARNINGS                                                  531,307           486,764         1,700,624       1,337,425

    Dividend to preferred shareholders                         24,819            21,600            68,019          64,800
                                                       ---------------   --------------- ----------------- ----------------
NET EARNINGS APPLICABLE TO
    COMMON SHAREHOLDERS                                      $506,488          $465,164        $1,632,605      $1,272,625
                                                       ===============   =============== ================= ================

NET EARNINGS PER SHARE:
    Basic                                              $                 $                $                $
                                                               0.04              0.04             0.13             0.10
    Diluted                                                    0.03              0.03
                                                                                                  0.10             0.08

WEIGHTED AVERAGE COMMON SHARES:
    Basic                                                 12,836,971        12,550,679         12,704,035       12,482,060
    Diluted                                               16,662,753        16,122,175         16,633,799       16,078,873

See notes to consolidated financial statements.



                                    - MORE -

                           HEALTH FITNESS CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                                                     September 30,      December 31,
                                                                                          2005              2004
                                                                                    -----------------  ----------------
ASSETS

CURRENT ASSETS
    Cash                                                                            $        38,031    $     241,302
    Trade and other accounts receivable, less allowances of $199,400 and                  8,428,337        8,147,430
       $210,700
    Prepaid expenses and other                                                              840,576          213,954
    Deferred tax assets                                                                     483,100        1,660,100
                                                                                    -----------------  ----------------
           Total current assets                                                           9,790,044       10,262,786

PROPERTY AND EQUIPMENT, net                                                                 190,581          150,308

OTHER ASSETS
    Goodwill                                                                              9,022,501        9,022,501
    Customer contracts, less accumulated amortization of $1,481,900 and                     248,056          854,306
       $875,700
    Trademark, less accumulated amortization of $129,000 and $75,800                        228,068          274,167
    Other intangible assets, less accumulated amortization of $86,300 and                    11,767           61,493
       $81,300
    Deferred tax assets                                                                     352,000          221,400
    Other                                                                                    55,953           87,015
                                                                                    -----------------  ----------------
                                                                                      $  19,898,970    $  20,933,976
                                                                                    =================  ================

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Trade accounts payable                                                           $      799,167    $       840,155
    Accrued salaries, wages, and payroll taxes                                            1,885,032        2,768,734
    Other accrued liabilities                                                               378,568          495,770
    Accrued self funded insurance                                                           184,592          225,500
    Deferred revenue                                                                      1,814,137        1,977,093
                                                                                    -----------------  ----------------
           Total current liabilities                                                      5,061,496        6,307,252

LONG-TERM OBLIGATIONS                                                                           -          1,612,759

COMMITMENTS AND CONTINGENCIES                                                                   -                  -

CUMULATIVE CONVERTIBLE PREFERRED STOCK, 10,000,000 shares
    authorized, 1,111,105 and 1,063,945 issued and outstanding                            1,567,715        1,530,232

STOCKHOLDERS' EQUITY
    Common stock, $0.01 par value; 50,000,000 shares authorized;
       12,907,023 and 12,582,170 shares issued and outstanding                              129,070          125,822
    Additional paid-in capital                                                           17,982,591       17,836,675
    Accumulated comprehensive income                                                          6,717            2,459
    Accumulated deficit                                                                  (4,848,619)      (6,481,223)
                                                                                    -----------------  ----------------
                                                                                         13,269,759       11,483,733
                                                                                    -----------------  ----------------
                                                                                      $  19,898,970    $  20,933,976
                                                                                    =================  ================

See notes to consolidated financial statements.

                                                       ####